Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CareDx, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan, as amended	457(h)	2,060,135(2)	$11.28(3)	$23,238,322.80	0.00014760	$3,429.98

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	457(h)	133,900(4)	$9.59(5)	$1,284,101.00	0.00014760	$189.53

	Total Offering Amounts					$24,522,423.80	—	$3,619.51

	Total Fees Previously Paid					—	—	—

	Total Fee Offsets					—	—	—

	Net Fee Due					—	—	$3,619.51

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of the Registrant that become issuable under the Registrant’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2014 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2014 Plan. The 2014 Plan provides that an additional number of shares will automatically be added annually to the shares authorized under the 2014 Plan on January 1st of each calendar year. The number of shares of Common Stock added each year will be equal to the least of: (a) four percent (4.0%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year; or (b) such number of shares of Common Stock that may be determined each year by the Registrant’s board of directors provided that such determination is made no later than the last day of the immediately preceding fiscal year.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on $11.28 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on January 5, 2024, a date within five business days prior to the filing of this Registration Statement.

(4)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2014 ESPP on January 1, 2024 pursuant to an “evergreen” provision contained in the 2014 ESPP. The 2014 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2014 Plan on January 1 of each calendar year. The number of shares of Common Stock added each year will be equal to the least of: (a) 133,900 shares of Common Stock (subject to adjustment for stock splits, dividends, recapitalizations and the like); (b) one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year; or (c) such number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(5)

Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on 85% of $11.28 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on January 5, 2024, a date within five business days prior to the filing of this Registration Statement. Pursuant to the 2014 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on (a) the first trading day of the offering period, or (b) the exercise date.